UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2025

KEEMO FASHION GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-267967	32-0686375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

69 Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District,

Shenzhen, Guangdong 518052, China

(Address of principal executive offices)(Zip Code)

(+86) 176-1282-2030

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

This Current Report on Form 8-K, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management for future operations. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts, or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by, and information currently available to our management.

KEEMO FASHION GROUP LIMITED is referred to herein as “we”, “our”, or “us”.

GW Reader Sdn. Bhd. is referred to herein as “GW Reader”.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Acquisition and Share Purchase Agreement (the “Agreement”) described therein is incorporated herein by reference.

Item 2.01. Completion of Acquisition of Assets

Keemo Fashion Group Limited (the “Company”, “Keemo”) entered into a Material Definitive Agreement on May 26, 2025, pursuant to a Share Purchase Agreement (the “Agreement”) with Guang Wen Global Group Limited (the “Seller”), a company incorporated in the British Virgin Islands. Under the terms of the Agreement, the Company agreed to purchase 100% of the issued and outstanding shares of GW Reader Holding Limited, a company incorporated in the Cayman Islands, and a wholly-owned subsidiary of the Seller. As part of the Agreement Keemo will also acquire all of GW Reader Holding Limited’s assets which include two wholly owned subsidiaries. Those assets are owned as follows: GW Reader Holding Limited owns 100% of the shares of Willing Read Culture Technology Co., Limited, incorporated in Hong Kong, which in turn holds 100% ownership of GW Reader Sdn. Bhd., a limited liability company incorporated in Malaysia (the “Target Company”). The acquisition was completed without any purchase consideration, as specified in Section 1.2 of the Agreement. The transaction was undertaken for strategic purposes. The Target Companies are currently operating at a loss, and the Seller agreed to transfer ownership without compensation to Keemo, allowing the Company to expand its digital publishing operations. The closing of the transaction (the “Closing”) occurred remotely via the exchange of executed documents. At Closing, the Seller delivered to the Company (a) a share transfer instrument duly executed in favor of Keemo, (b) a certified copy of the Seller’s board resolutions approving the sale of the shares, and (c) all documents and records of the Target Companies reasonably requested by the Company. Concurrently, the Company delivered to the Seller a certified copy of its board resolutions approving the acquisition. Through the Agreement, Keemo will acquire GW Reader Holding Limited, Willing Read Culture Technology Co., Limited, and GW Reader Sdn. Bhd., as part of a strategic corporate realignment and expansion of its digital publishing operations.

An extension of the Closing Date to September 2, 2025 was mutually agreed between Keemo and the Seller, and the acquisition was completed on September 2, 2025.

Ownership Structure Prior to the Acquisition:

●	GW Reader Holding Limited (Cayman Islands)100% owned by Guang Wen Global Limited (British Virgin Islands).
●	GW Reader Holding Limited owned 100% of Willing Read Culture Technology Co., Limited, a company incorporated in Hong Kong.
●	Willing Read Culture Technology Co., Limited owned 100% of GW Reader Sdn. Bhd., a limited liability company incorporated in Malaysia.

Post-Acquisition Structure:

Following the closing of the transaction, Keemo Fashion Group Limited now holds:

1.	100% ownership of GW Reader Holding Limited (Cayman Islands),
2.	100% Indirect ownership of Willing Read Culture Technology Co., Limited (Hong Kong), and
3.	100% Indirect ownership of GW Reader Sdn. Bhd. (Malaysia).

Corporate History of GW Reader Sdn. Bhd.

On October 30, 2020, GW Reader Sdn. Bhd. (“GW Reader”) was formed as a Malaysia Limited Liability Company.

Corporate History of Registrant

We were incorporated on April 22, 2022 in Nevada under the name, Keemo Fashion Group Limited.

On April 22, 2022 Ms. Liu Lu, was appointed as Chief Executive Officer, President, Secretary, Treasurer, and Director.

The Company previously sourced mid-priced women’s semi-formal apparel, which the company believes potentially has a higher gross profit margin compared to low-priced apparel. After being unsuccessful in that industry, the Company decided to change direction and acquire companies in the digital publishing and e-reading industries.

On January 2, 2025, a Stock Purchase Agreement was entered into between Liu Lu (the “Seller”) and Huang Jia (the “Purchaser”), wherein the Purchaser purchased 34,200,000 shares of Common Shares, par value $0.001 per share (the “Shares”), of Keemo Fashion Group Limited, a Nevada corporation (the “Company”). As a result, the Purchaser became an approximately 62% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder. The transaction was completed on April 25, 2025 (the “Closing date”). The consideration paid for each share was $0.005. The source of the cash consideration for the Shares was from personal funds of the controlling person of Purchaser.

DESCRIPTION OF BUSINESS OF GW READER SDN BHD

Business Description

GW Reader Sdn. Bhd. (“GW Reader”), established on October 30, 2020, is a digital publishing company that specializes in serialized storytelling for a global audience. The company develops and distributes original content through its proprietary mobile application and website, offering fiction across popular genres such as romance, fantasy, action, and translated works.

GW Reader aims to provide engaging, high-quality narratives tailored to young adults and romance enthusiasts. Its business model operates on the “pay-per-chapter” system, where users purchase tokens which are then used to unlock individual episodes of serialized novels. This microtransaction-based model allows readers to pay only for the content they access, providing flexibility and value while supporting ongoing content development.

In the global online fiction market, GW Reader combines in-house creative talent with a user-centric digital platform to create a scalable ecosystem that connects authors and readers worldwide. The platform is designed to offer an accessible and enjoyable reading experience, while enabling efficient monetization through its token-based system.

Products

GW Reader focuses on the publication and distribution of digital novels and stories across various genres. Content on the platform is created by freelance writers. GW Reader’s mobile app and website allows for constant updates, personalized recommendations based on reader preferences, and interactive reading experiences. GW Reader’s library covers diverse genres, such as romance, fantasy, thriller, and more, with fresh content uploaded regularly.

Platform

GW Reader’s platform is a centralized digital ecosystem that enables users to browse, purchase, and read serialized novels online. The platform is equipped with features such as real-time content updates, personalized reading recommendations powered by user data analytics and bookmarking that enhance the user experience. The platform supports both iOS and Android operating systems and offers a web-based portal for desktop access.

Content

The content available on GW Reader is exclusively digital and primarily fiction-based, including genres such as romance, fantasy, action, thriller, historical fiction, and more. Content is typically serialized, meaning stories are released chapter by chapter, which helps sustain user engagement over time. The platform regularly updates its library with new chapters and titles to retain existing readers and attract new ones.

Creators of the Content

GW Reader collaborates with a large pool of freelance writers who are responsible for generating original content. These writers are compensated based on a commission scheme tied to metrics such as the number of words written, user engagement (e.g., likes, views, comments), or revenue share based on paid content consumption. The Company maintains editorial oversight and may provide writing guidelines or developmental feedback to ensure content quality and adherence to community standards.

Users

GW Reader’s user base consists primarily of individual readers who access and consume content on a pay-per-chapter or coin-based system. Users purchase in-app coins, which they can redeem to unlock paid chapters. The platform also offers free content and promotional chapters to encourage user acquisition and engagement. The user experience is designed to be immersive and interactive, with features such as recommendation algorithms, reading history tracking, and user-generated feedback.

Together, these four components—platform, content, creators, and users—form an integrated digital publishing ecosystem that allows GW Reader to efficiently deliver serialized fiction to a growing audience of online readers.

Marketplace

GW Reader addresses a global audience, concentrating on regions with high smartphone usage. Its main markets are Southeast Asia, North America, and Europe. The platform is designed for readers aged 18-45, especially younger readers who use mobile devices for reading.

Inventory

GW Reader’s content is fully digital, consisting of thousands of stories and novels available on its app and website. New content is updated on a regular basis, ensuring a constantly updated library of reading material. As an online platform, GW Reader does not require physical warehousing or inventory storage.

Suppliers

The platform’s content is sourced from freelance writers. Writers from around the world are given the opportunity to submit their stories for publication. Payment to writers is determined based on the number of chapters completed and a profit-sharing arrangement tied to the performance of their stories.

Industry Overview

GW Reader operates within the dynamic domain of digital reading services, an industry marked by continuous technological advancements and evolving consumer preferences. The sector has experienced substantial growth, driven by factors such as the widespread use of mobile devices, increased adoption of e-books, and demand for flexible and accessible reading solutions.

Key Industry Dynamics:

Technological Advancements: The digital publishing industry is experiencing rapid innovation, particularly in areas such as self-publishing platforms, and enhanced user reading experiences. Although GW Reader is not directly involved in these technologies, the Company monitors these developments as part of its broader strategic awareness.

Digital Reading Preference: Consumer inclinations lean towards digital reading over traditional formats. The industry experiences a surge in demand for online platforms and services that deliver convenient and personalized reading experiences.

Inclusive Solutions: The industry places a growing emphasis on inclusivity. Companies are developing features to accommodate diverse needs, including those of individuals with disabilities, aligning with GW Reader’s commitment to inclusiveness and accessibility for all.

Global Expansion: The industry trends toward global expansion as digital reading services cater to diverse audiences across different regions. Our strategy of platform localization in various languages aligns with this broader industry trend.

Market Dynamics:

Educational Solutions Demand: The increasing adoption of online content in educational institutions globally presents a substantial market opportunity for digital reading services supporting learning and comprehension. GW Reader plans to commit to educational products and information which it believes will be favorably received in this regard.

Personalized Reading Experiences: The industry shifts towards personalized reading experiences. Our platform’s planned implementation of artificial intelligence to provide personalized track recommendations aligns with this trend.

API Opportunities: The exploration of API opportunities to offer technology as a white-label solution introduces additional growth avenues. GW Reader can leverage its expertise to contribute to the broader digital reading and streaming industry.

Industry Data

According to industry research, provided by Market.us, the global digital publishing market was valued at approximately USD 97.36 billion in 2024 and is projected to reach USD 248 billion by 2034, growing at a compound annual growth rate (CAGR) of 9.8%. This growth is primarily driven by the demand for digital-first content in news, education, entertainment, and independent publishing. That demand was created by the ever increasing penetration of smartphones and tablets, facilitated by enhanced internet infrastructure, and changing consumer preferences favoring digital content over traditional print media.

The advent of self-publishing platforms has significantly democratized content creation, particularly within the e-book sector. This transformation offers publishers and consumers numerous advantages, including cost-effectiveness, efficiency, and enhanced interactivity afforded by digital formats. Additionally, the incorporation of artificial intelligence (AI) and machine learning (ML) into publishing platforms is proving instrumental, facilitating personalized content, enhancing user engagement, and optimizing operational efficiency.

Regionally, North America holds the largest market share due to high digital adoption and infrastructure, while the Asia Pacific region is expected to experience the highest growth due to increasing internet penetration, smartphone usage, and a growing middle class. Europe, Latin America, and the Middle East & Africa also present meaningful growth opportunities as digital infrastructure improves.

Competition

GW Reader competes with Amazon Kindle, Wattpad, Radish, and Inkitt, which have more marketing and content resources. GW Reader stands out by offering short-form stories, serializations, interactive reading experiences, and frequent updates. It emphasizes reader engagement and localized content to carve out a unique niche in the digital reading market. Most of our competitors have greater financial resources than we do and will be able attract more freelance writers and artists as well as withstanding sales or price decreases better than we can. We also expect to continue to face competition from new market service entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Websites

GW Reader’s official website is located at https://gw-reader.com. It serves as a hub for readers and writers to engage with the platform, featuring story previews, author profiles, and submission guidelines for aspiring authors. Information on our website is not incorporated by reference into or otherwise part of this offering.

Intellectual Property

GW Reader does not own patents for its platform or technology; it maintains exclusive distribution rights to the content published on its platform for a pre-agreed period with authors.

Revenues

GW Reader Sdn. Bhd. generates its revenue primarily through in-app purchases of virtual coins used to unlock premium content.

In-App Purchases and Revenue Recognition

Users of GW Reader’s mobile app and website may purchase virtual coins through in-app payment systems. These coins are then used to unlock exclusive or premium digital content such as additional chapters or full stories.

Revenue from in-app purchases is recognized when users consume the coins to access paid content. Until the coins are redeemed, the amounts received from coin purchases are recorded as deferred revenue (contract liabilities). This approach aligns with ASC 606, where revenue is recognized upon the transfer of control of the promised service (i.e., when the content is accessed).

As such, coin purchases result in:

●	An initial recognition of cash and a corresponding liability under deferred revenue.
●	Upon consumption of the coins, deferred revenue is reversed, and the amount is recognized as revenue in the income statement.

This policy reflects the Company’s lack of control over when users choose to use their purchased coins, and revenue is only recognized when the performance obligation—granting access to paid content—is fulfilled.

Dependence on Major Customers

GW Reader’s user base spans different regions and demographics, with no single customer contributing more than 5% of total revenue. This broad reach minimizes reliance on any specific group of readers.

Employees

As of the date of this filing, GW Reader has only one employee, who also serves as the Company’s director.

Government Regulations

GW Reader complies with global and regional data protection laws, ensuring secure handling of user data. The company also adheres to intellectual property regulations to protect both its platform and the works of its authors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to GW Reader’s Digital Publisher Business

We face intense competition from both large multinational companies and smaller niche platforms in the digital publishing space, which may affect our ability to grow and maintain market share.

The digital publishing market is characterized by intense competition, with established platforms like Amazon Kindle, Wattpad, and Apple Books dominating the landscape. GW Reader competes against both large multinational companies and smaller niche platforms. Competitors with greater financial resources, larger content libraries, and advanced technological capabilities could erode GW Reader’s market position, affecting its ability to grow and maintain profitability.

We rely heavily on content created by users, which poses risks related to quality, originality, and compliance with legal standards.

A substantial portion of the content on our platform is created by independent authors and users, which brings inherent risks related to the quality, appropriateness, and originality of the material. This reliance on user-generated content makes us vulnerable to issues such as copyright infringement, poor content quality, and violations of content policies. If we fail to adequately monitor and manage the quality and legality of the content on our platform, it could result in reputational damage, legal disputes, and potential loss of users and authors.

Our business could be negatively affected if we fail to keep up with changes in consumer tastes or demand for different types of content.

The success of our platform is largely dependent on our ability to adapt to changing consumer preferences, particularly in terms of content formats, genres, and consumption patterns. As reader interests evolve and new digital trends emerge, we must continuously innovate and update our offerings to meet the changing demands of our user base. If we fail to anticipate or quickly respond to shifts in consumer preferences, our user engagement could decline, leading to reduced subscriptions, lower in-app purchases, and decreased revenue.

User preferences and educational needs may change over time. We should be prepared to adapt our platform to meet evolving user demands.

User preferences and educational needs in the online reading industry are subject to change over time. The digital reading sector is dynamic and highly competitive, with rapid shifts in user demands and trends. User preferences for certain subjects, formats, or visualization methods may change, making it imperative for the company to monitor trends and adapt accordingly. Rival companies that are more adept at identifying and addressing changing user needs may gain a competitive edge. The inability to keep up with industry trends could result in a loss of market share. Advances in technology and e-reading tools can influence how users engage with interesting and captivating content. The company must stay current with technological trends and adapt its platform to provide a seamless and up-to-date user experience.

In the rapidly evolving landscape of online reading, the online reading industry plays a pivotal role in shaping the future of digital and online reading. With advancements in technology and an increasing demand for flexible reading options, online reading and content companies are continuously innovating to meet the diverse needs of readers worldwide. From interactive virtual libraries to personalized reading experiences, the online reading sector offers a myriad of solutions to enhance reading accessibility and effectiveness.

Changes in online related regulations or policies may have an impact on the type of content and services the company can offer. Failure to adapt to new regulatory requirements can result in compliance issues and potential legal consequences. For instance, depending on the region, there might be regulations regarding data privacy, accessibility standards, or accreditation requirements that need to be adhered to. Ensuring compliance with these regulations is crucial to maintaining the trust of users and avoiding legal ramifications. User preferences and reading needs can vary across different geographic regions and demographic groups. Failure to utilize this data effectively may result in missed opportunities for platform improvement.

Our company heavily relies on advanced technology. Any technological glitches, malfunctions, or failures could disrupt the user experience, resulting in dissatisfaction and potential churn.

Our success is heavily dependent on the effective functioning of our proprietary technology, which is integral to our products and services. The development, deployment, and operation of our technology involve complex processes that are susceptible to glitches, malfunctions, and failures. These issues may arise due to various factors, including software bugs, data inconsistencies, and external disruptions. Such technological setbacks could lead to service interruptions, inaccuracies, or inefficiencies, impacting the user experience and the overall quality of our offerings. Any disruption or degradation in the performance of our technology may result in user dissatisfaction. Dissatisfied users may seek alternative solutions, resulting in customer churn.

Operating in multiple countries exposes us to complex legal and regulatory requirements, and failure to comply could result in fines or operational restrictions.

As we operate across multiple jurisdictions, we are subject to a complex and evolving set of laws and regulations related to intellectual property, data protection, online content distribution, and consumer protection. Compliance with these regulations can be costly and time-consuming, and any failure to comply may result in legal penalties, fines, or restrictions on our operations. Additionally, changes in regulations or enforcement policies, particularly in key markets, could adversely affect our ability to operate and grow our business.

Any disruptions, technical failures, or security breaches on our platform could harm our operations and damage user trust.

Our platform’s success relies on the performance, stability, and security of our digital infrastructure. Any technical failures, downtime, or security breaches, such as cyberattacks or data leaks, could severely disrupt our operations, lead to loss of sensitive user data, and harm our reputation. We may also incur significant costs related to fixing technical issues, enhancing security measures, or addressing the impact of breaches, which could negatively impact our financial performance and user trust.

Our ability to generate revenue depends on converting users to paid customers, and difficulties in monetizing our platform could impact long-term sustainability.

Our ability to generate consistent revenue depends on the success of our monetization strategies, which include subscription fees and in-app purchases. The market for paid digital content is highly competitive, and it may be difficult to convert users who are accustomed to free content into paying customers. If we are unable to effectively monetize our platform or maintain a balance between free and premium content, our profitability and long-term revenue sustainability could be jeopardized.

Expanding into new regions comes with risks related to localizing content, complying with regional regulations, and adapting to different cultural preferences.

As we seek to expand into international markets, we may face significant challenges in localizing our content, understanding cultural differences, and complying with varying regulations in different regions. Each market presents unique challenges, including the need for tailored marketing strategies, adapting content to local tastes, and managing operational costs. Failure to successfully navigate these complexities could limit our ability to expand our user base, slow our international growth, and reduce our overall profitability.

Our platform’s success relies on stable internet and mobile infrastructure, and any disruptions could limit user access and engagement.

Our platform’s accessibility and success depend heavily on the availability of reliable internet access and mobile infrastructure, especially in the markets we serve. Any disruptions to internet connectivity, mobile data services, or device infrastructure, whether due to technical issues, regulatory changes, or other external factors, could prevent users from accessing our platform, thereby reducing user engagement, subscription renewals, and in-app purchases.

Economic downturns or changes in consumer spending could reduce demand for our paid services, affecting our financial performance.

Our business is subject to the effects of broader economic and market conditions, including inflation, recessions, or downturns in consumer spending. During periods of economic instability, users may reduce discretionary spending on digital content, including paid subscriptions and in-app purchases, which could negatively impact our financial performance. Additionally, changes in the digital content market, such as fluctuations in pricing models or market consolidation, could further challenge our ability to maintain profitability.

Changes in, or any failure to comply with, applicable laws or regulations could materially adversely affect our ability to operate our restaurants and/or increase our cost to do so, which could materially adversely affect our financial performance.

We are required to comply with Malaysia laws and regulations in our daily operation, including, without limitation, those relating to public health and safety, drug control and cosmetic, environmental hazards, labor and employment laws, including, without limitation, minimum wage laws, data security and labelling. Changes to these laws and regulations may create challenges for us, and while we subscribe to certain services and have established procedures to identify changes in the laws and regulations, there can be no assurance that we will identify every change and comply therewith on a timely basis. We may incur penalties and other costs, sanctions and adverse publicity by failing to comply with applicable laws, any of which could materially adversely affect our financial performance.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our success relies on attracting, developing, and retaining skilled personnel across our organization, particularly senior executives and other key team members. Given the competitive landscape in our industry, securing top talent is critical for our growth. Losing key individuals or facing challenges in quickly replacing them could disrupt operations and impede our strategic objectives. In addition, failure to engage or motivate our existing team may adversely impact our ability to execute our business strategy effectively.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly and more demanding on our resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

The success of the platform also hinges on the quality and diversity of the content it offers. Risks include the need to continually update and expand the content library to meet user expectations.

The success of our platform is contingent upon the quality and diversity of the content it offers. We utilize freelance writers and artists, which provides a solid foundation for our content offerings. However, we face the risk of having to continually update and expand our library content to meet evolving user expectations. If we fail to do so effectively, it may result in decreased user engagement and satisfaction negatively impacting our financial performance.

Additionally, unforeseen disruptions, such as content creator disputes or legal challenges, could further impact our ability to maintain a high-quality and diverse content library.

We anticipate that our quarterly financial results will exhibit fluctuations.

The variability in our revenue and operational outcomes from one quarter to another is expected to be substantial due to various factors, including shifts in:

●	General economic conditions;
●	Our ability to retain and expand our client base, as well as attract new clients;
●	Administrative expenditures;
●	Advertising and other marketing expenditures.

Because of the fluctuation resulting from these and other variables, our future quarterly operational results may fall short of the expectations of both public market analysts and investors.

Our Officer and Director lacks experience in the reporting and disclosure obligations of publicly-traded companies.

Our officer and director, Ms. Liu Lu, do not have sufficient knowledge of U.S. GAAP and SEC rules and regulations. The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer’s and directors’ ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●	Implementation or remediation of controls, procedures, and policies at the acquired company;
●	Diversion of management time and focus from operating our business to acquisition integration challenges;
●	Cultural challenges associated with integrating employees from the acquired company into our organization;
●	Retention of employees from the businesses we acquire;
●	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;
●	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
●	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
●	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
●	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favorable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Risk on Holding Foreign Companies Accountable Act (HFCAA)

Our auditor is located in Malaysia. Holding Foreign Companies Accountable Act (“HFCAA”) introduces additional compliance requirements for foreign companies listed on U.S. exchanges, including specific mandates regarding the oversight of auditors by the Public Company Accounting Oversight Board (PCAOB), investors should be cognizant of the potential limitations the PCAOB may face in inspecting or overseeing our auditor based in Malaysia. This geographical distinction may impact the Company compliance with regulatory requirements and adherence to financial reporting standards. Furthermore, investors should recognize that non-compliance with the HFCAA and related regulations could lead to potential risks of delisting from U.S. exchanges.

These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
●	changes in the rate of inflation, interest rates and the performance of investments held by us;
●	changes in the creditworthiness of counterparties that transact business with;
●	changes in business, economic, and political conditions, including war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and pressure from third-party interest groups;
●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
●	changes in credit markets impacting our ability to obtain financing for our business operations; or
●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Malaysia, and our operating currency is the Ringgit Malaysia (RM). Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavorably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

If our Director leaves the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of our Director, Ms. Liu Lu, who is responsible for making corporate decisions which have a significant impact on our operations. The loss of the services of our Chief Executive Officer and Director could have an adverse effect on our business, financial condition and results of operations. There is no assurance that she will not leave the company or compete against us in the future, as we presently have no employment agreement with her. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our Chief Executive Officer and Director could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
●	changes in general economic or business conditions, both domestically and internationally;
●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
●	the number of securities analysts covering us;

●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
●	changes in market valuations or earnings of companies that investors deemed comparable to us;
●	the average daily trading volume of our common stock;
●	future issuances of our common stock or other securities;
●	additions or departures of key personnel;
●	perceptions in the marketplace regarding our competitors and/or us;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

PROPERTIES

Our registered executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of April 30, 2025, the Company has 55,000,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Liu Lu Chief Executive Officer, President, Secretary, Treasurer and Director	1,800,000	3%	-	-	3%
5% or Greater Shareholders	-	-	-	-	-
Huang Jia	34,200,000	62%	-	-	62%

*Officers and or Directors who may hold a 5% or greater controlling interest in the Company are included above, but only under the subtitle, “Executive Officers and Directors”.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and directors of the KEEMO Fashion Group Limited (the “Company”), who will continue to serve as officers and directors of the Company are provided below:

Name:	Age	Position
Liu Lu	34	Chief Executive Officer, President, Secretary, Treasurer, Director

Liu Lu – Chief Executive Officer, President, Secretary, Treasurer, Director

In 2017, Ms. Liu graduated from the Sichuan University, Undergraduate Program for Specialty in Computer Science and Technology. From July 2017 to present, Ms. Liu works in the promotional department at the Tencent Interactive Entertainment Group, which is a division of Tencent Holdings that publishes and develops video games for multiple platforms. From July 2017 to August 2017, she was responsible for three initiatives, which are event planning, content operation, and market promotional and platform collaboration for the project “Deformers”, a PC game. Regarding event planning, she handled event execution and post-event analysis. For content operation, she handled the official website construction, content creation, and content planning. For market promotion and platform collaboration, she handled marketing of the game, which involved collaboration with different online and media platforms. From August 2018 until present, Ms. Liu has been mainly responsible for the project “Rocket League”, which is an online game. She is mainly responsible on resource allocation, event planning and execution, post-event analysis and the user operation. Ms. Liu’s position at Tencent Holdings is a full-time job, to which she devotes approximately 45 hours per week.

In April 2022, Ms. Liu founded KEEMO Fashion Group Limited, and as a result of her advertising, organizational, and marketing experience, it is the determination of the board that she serves as our Chief Executive Officer, President, Secretary, Treasurer, and Director.

None of our officers or directors in the last five years has been the subject of any conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

Significant Employees

Other than the foregoing named officers and directors, we have no full-time employees whose services are materially significant to our business and operations who are employed at will by Keemo Fashion Group Limited.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended July 31, 2024, Forms 5 and any amendments thereto furnished to us with respect to the year ended July 31, 2024, and the representations made by the reporting persons to us, we believe that during the year ended July 31, 2024, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, directors and employees. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

Our board of directors has determined that it does not have a member of its audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our sole director does not believe that it is necessary to have such committees because she believes the functions of such committees can be adequately performed by the sole member of our board of directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our Executive Officer for the year ended July 31, 2024 and 2023, for services rendered in all capacities to us.

Summary Compensation Table

Summary Compensation Table
Name and principal position (a)	Year ended July 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Liu Lu, Chief Executive Officer, President, Secretary, Treasurer, Director	2024	$-	-	-	-	-	-	-	$-
	2023	$-	-	-	-	-	-	-	$-

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted, shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 23, 2022, we issued 3,600,000 shares of our common stock to Ms. Liu Lu, our Chief Executive Officer, President, Secretary, Treasurer, and Director in consideration of $3,600, or $0.001 per share.

In regards to the above transaction we claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sale of stock since the sale of stock was made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of July 31, 2022, our sole director, Ms. Liu Lu, advanced $25,758 to the Company, which is unsecured and non-interest bearing, and payable upon demand. Proceeds from the offering herein will not be used to repay the loan to Ms. Liu Lu.

As of October 31, 2022, the sole director of the Company advanced $26,958 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

As of January 31, 2023, the sole director of the Company advanced $30,419 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

On July 26, 2023, we issued 1,900,000 shares of our common stock in consideration of $28,500, or $0.015 per share through an initial public offering.

As of July 31, 2023, the sole director of the Company advanced $40,405 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

As of October 31, 2023, the sole director of the Company advanced $47,716 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

As of April 30, 2024, the sole director of the Company advanced $66,903 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

On August 8, 2024, a ten-for-one (10:1) forward stock split of the Company’s common stock became effective, increasing the number of issued and outstanding shares from 5,500,000 to 55,000,000.

As of July 31, 2024, the sole director of the Company advanced $69,919 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Review, Approval and Ratification of Related Parties Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related parties transaction.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Pink under the trading symbol “KMFG.”

Trading in stocks quoted on the OTC Pink is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be any liquidity for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Fiscal Year 2024	Highest Bid	Lowest Bid
First Quarter	$4.50	$0.52
Second Quarter	$3.50	$2.90
Third Quarter	$3.06	$1.75
Fourth Quarter	$1.48	$2.15

Fiscal Year 2023(1)	Highest Bid	Lowest Bid
First Quarter	$-	$-
Second Quarter	$-	$-
Third Quarter	$-	$-
Fourth Quarter	$-	$-

(1)	The Company obtained its symbol “KMFG” and began trading on August 26, 2024, which was during its fiscal year 2024.

Rule 144 Shares

In general, under Rule 144, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock for at least six months would be entitled to sell them without restriction, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is an affiliate and who has beneficially owned shares of a company’s common stock for at least six months, subject to the continued availability of current public information about us, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

●	one percent of the number of shares of our company’s common stock then outstanding, which, in our case, will equal approximately 80,942 shares as of the date of this Current Report on Form 8-K; or

Rule 144 is not available for either a reporting or non-reporting shell company, as defined under Rule 405 of the Securities Act, unless our company: has ceased to be a shell company; is subject to the Exchange Act reporting obligations; has filed all required Exchange Act reports during the preceding twelve months; and at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

Holders

As of August 28, 2025, we have 32 shareholders on record of our common stock.

Transfer Agent and Registrar

The transfer agent for our capital stock is Transfer Online, Inc, with an address at 512 SE Salmon St., Portland, OR 97214, United States and telephone number is +1 (503) 227-2950.

Forward Stock Split

On July 25, 2024, the Board of Directors approved a ten-for-one (10:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share. The Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the forward stock split with the Secretary of State of Nevada on August 2, 2024. The Forward Split became effective on August 8, 2024 and our common stock began trading on a split-adjusted basis on August 9, 2024. Concurrently with the effectiveness of the split, the issued and outstanding shares of common stock increased from 5,500,000 to 55,000,000, which is proportional to the ratio of the split. Neither the split nor the increase in authorized shares affected any stockholder’s ownership percentage of our common stock, altered the par value of our common stock or modified any voting rights or other terms of the common stock.

Dividends

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose. We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock. In addition, we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

RECENT SALES OF UNREGISTERED EQUITY SECURITIES

Currently, there are no recent sales of unregistered equity securities.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share (“Common Stock”). As of the date of this filing, we have 55,000,000 shares of Common Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We currently do not have any shares of Preferred Stock Authorized or Issued.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the investors’ ability to buy and sell our stock.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 9.01 Financial Statements and Exhibits

On May 30, 2025 Keemo Fashion Group Limited (“Keemo”) filed a Form 8-K (the “Original Filing”) under Items 1.01 and 9.01 to report Keemo’s acquisition of GW Reader Holding Limited as described in the Original Filing. This Form 8-K/A is being filed to amend the Original Filing to provide the required financial statements and pro forma condensed combined financial information described below. Capitalized terms used in this Current Report but not defined herein shall have the respective meanings assigned thereto in the Original Filing.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Company Overview

GW Reader Sdn. Bhd. (“GW Reader”), established on October 30, 2020, is a digital publishing company that specializes in serialized storytelling for a global audience. The company develops and distributes original content through its proprietary mobile application and website, offering fiction across popular genres such as romance, fantasy, action, and translated works.

Our registered office located at 568-9-33, 9th Floor, Mutiara Office Suites, Kompleks Mutiara, 3 ½ Miles, Jalan Ipoh, 51200 Kuala Lumpur, Malaysia.

Results of operations

Nine months ended April 30, 2025 and 2024

Revenues

For nine months ended April 30, 2025 and 2024, the Company has generated revenue of $2,568 and $101,119.

The revenue was generated as a result of the Company selling of digital tokens through various platform.

The decline in revenue was mainly driven by lower advertising expenditure, as reduced marketing activities resulted in decreased customer acquisition and overall sales performance

General and Administrative Expenses

For the nine months ended April 30, 2025 and 2024, the Company had general and administrative expenses in the amount of $33,919 and $326,187 These were primarily comprised of audit fees, advertising fees, and commission fee to translators and writers.

The decrease in general and administrative expenses was also attributable to a reduction in advertising expenditure.

Net Loss

For nine months ended April 30, 2025 and 2024, the Company has incurred a net loss of $31,458 and $239,167.

Cash Balance

Our cash and cash equivalents are $11,391. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Liquidity and Capital Resources

Cash Used in Operating Activities

Net cash used in operating activities was $12,344 for the nine months ended April 30, 2025. Cash generated from operating activities was attributable to net loss from operation, decrease in accounts receivable, increase in prepayment, decrease in other payable and accrued liabilities, increase in deferred revenue and increase in the amount due to holding company.

Net cash used in operating activities was $167,055 for the nine months ended April 30, 2024. Cash used in operating activities was attributable to net loss from operation, decrease in accounts receivable, decrease in prepayment, increase in other payable and accrued liabilities and increase in deferred revenue

Cash Provided by Investing Activity

For the nine months ended April 30, 2025 and April 30, 2024 the Company did not generate nor used any cash in investing activities.

Cash Provided by Financing Activity

For the nine months ended April 30, 2025 and April 30, 2024, the Company generated cash from financing activities arising from advances provided by the director of the Company, Mr. Seah Chia Yee, amounting to $33,206 and $157,036, respectively.

Company Overview

GW Reader Holding Limited (“GW Reader Holding” or the “Company”) is a holding company incorporated in the Cayman Islands on October 12, 2023. The Company was established as part of a strategic restructuring initiative to consolidate and oversee the operations of digital publishing assets under a single offshore vehicle, enhancing scalability, corporate governance, and future capital market readiness.

Our registered office located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands.

Results of operations

Nine months ended April 30, 2025 and 2024

Revenues

For nine months ended April 30, 2025 and 2024, the Company has generated revenue of $909 and $0.

The decline in revenue was primarily due to a reduction in token sales and a decrease in readers purchasing chapters from the platform.

General and Administrative Expenses

For the nine months ended April 30, 2025 and 2024, the Company had general and administrative expenses in the amount of $118,920 and $7,800 These were primarily comprised of audit fees, advertising fees, and commission fee to translators and writers.

Although revenue decreased during the period, General and Administrative expenses increased. This was primarily because the Company remained obligated to pay commissions to content creators for completed work, as well as to incur advertising costs to maintain platform visibility and user engagement.

Net Loss

For nine months ended April 30, 2025 and 2024, the Company has incurred a net loss of $118,061 and $7,800.

Cash Balance

Our cash and cash equivalents are $21,548. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. In order to continue our current business plan and in order to increase our current level of operations for the next twelve-month period, we require further funding.

Liquidity and Capital Resources

Cash Generated from/(Used in) Operating Activities

Net cash used in operating activities was $117,302 for the nine months ended April 30, 2025. Cash used in operating activities was attributable to net loss from operation, increase in accounts receivable, increase in prepayment, deposits and other receivable, decrease in other payable and accrued liabilities and increase in deferred revenue.

Net cash used in operating activities was $50,000 for the nine months ended April 30, 2024. Cash used in operating activities was attributable to net loss from operation, decrease in prepayment, deposits and other receivable, and increase in the amount due to our director, Ms. Huang Jia.

Cash Used in Investing Activity

For the nine months ended April 30, 2025, net cash generated from investing activity totaled $5,500 in connection with the acquisition of subsidiaries.

For the nine months ended April 30, 2024 the Company did not generate nor used any cash in investing activity.

Cash Generated from Financing Activity

For the nine months ended April 30, 2025, net cash generated from financing activities was $133,267 which primarily attributable to advances from immediate holding company, director of the company and director of the subsidiary company.

Net cash generated from financing activity was $50,000 for the nine months ended April 30, 2024 which primarily generated from proceed from issuance of shares.

(a) Financial Statements of Business Acquired. The audited financial statements of GW Reader Sdn Bhd for the years ended July 31, 2024 and July 31, 2023, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.1.

(a) Financial Statements of Business Acquired. The unaudited financial statements of GW Reader Sdn Bhd for the 9 months ended April 30, 2025, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.2.

(a) Financial Statements of Business Acquired. The unaudited financial statements of GW Reader Holding Limited for the 9 months ended April 30, 2025, including the notes to such financial statements, are incorporated herein by reference to Exhibit 99.3.

(b) Pro Forma Financial Information. The pro forma condensed combined financial information of KEEMO and GW Reader Sdn Bhd, including the pro forma condensed combined statement of operations for the year ended July 31 2024, including the introductory paragraph(s) and notes to such pro forma condensed combined financial information, are incorporated herein by reference to Exhibit 99.4.

(b) Pro Forma Financial Information. The pro forma condensed combined financial information of KEEMO and GW Reader Holding Limited, including the pro forma condensed combined balance sheet as of April 30, 2025, the pro forma condensed combined statement of operations for the nine months ended April 30 2025, including the introductory paragraph(s) and notes to such pro forma condensed combined financial information, are incorporated herein by reference to Exhibit 99.5.

(c) N/A

(d) Exhibits

Exhibit Number	Description

99.1	GW Reader Sdn Bhd audited financial statements for the year ended July 31, 2024 and 2023

99.2	GW Reader Sdn Bhd (unaudited) financial statements for the 9 months ended April 30, 2025

99.3	GW Reader Holding Limited (unaudited) condensed consolidated financial statements for the 9 months ended April 30, 2025

99.4	Keemo Fashion Group Limited pro forma condensed combined financial information for the year ended July 31, 2024

99.5	Keemo Fashion Group Limited pro forma condensed combined financial information 9 months ended April 30, 2025

99.6	May 26, 2025 Share Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2025

KEEMO FASHION GROUP LIMITED

By:	/s/ Liu Lu
Liu Lu
Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)